MARK IV INDUSTRIES, INC.

                    Prospectus Supplement dated June 16, 1998
                    to the Prospectus dated February 13, 1998



The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:


                          Aggregate Principal           Number of Shares of
                            Amount of Notes             Common Stock Issuable
Name of Selling           Owned and That May              Upon Conversion of
    Holder                     be Sold                  Notes That May be Sold

Regence Oregon                $220,000                            6,704

Regence Utah                    81,000                            2,468